IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE TYSON FOODS, INC. CONSOLIDATED SHAREHOLDERS LITIGATION	Consolidated C.A. No. 1106-CC

STIPULATION AND AGREEMENT

OF SETTLEMENT AND RELEASE

WHEREAS, on or about February 16, 2005, Amalgamated Bank, as Trustee for the Long View MidCap 400 Index Fund (“Amalgamated”), filed an action (C.A. No. 1106-N) in the Court of Chancery of the State of Delaware, alleging certain derivative claims against various Defendants (as defined below) on behalf of Tyson Foods, Inc. (“the Company”); and

WHEREAS, on or about July 1, 2005, Amalgamated filed an Amended Complaint in C.A. No. 1106-N;

WHEREAS, on or about June 7, 2005, Eric Meyer (“Meyer”), having made a written demand for documents under 8 Del. C. §220 on August 26, 2004, filed an action (C.A. No. 1406-N) against the Company in the Court of Chancery of the State of Delaware pursuant to that provision seeking inspection of certain books and records, which action was subsequently resolved pursuant to stipulation; and

WHEREAS, on or about September 12, 2005, Meyer filed another action (C.A. No. 1652-N) in the Court of Chancery of the State of Delaware, alleging certain derivative claims against various Defendants on behalf of the Company; and

WHEREAS, on or about January 12, 2006, actions C.A. No. 1106-N and C.A. No. 1652-N, respectively filed by Amalgamated and Meyer (collectively referred to herein as “Plaintiffs”), were consolidated pursuant to Court order into C.A. No. 1106-N; a Consolidated Complaint (the “Consolidated Complaint”) filed by Plaintiffs on January 11, 2006, was designated the operative complaint; and the law firms of Grant & Eisenhofer P.A. and Wolf Haldenstein Adler Freeman & Herz LLP were appointed co-lead counsel (“Plaintiffs’ Co-Lead Counsel”) in the consolidated action; and

WHEREAS, the Consolidated Complaint alleged certain class and derivative claims against Don Tyson, John Tyson, Barbara Tyson, Richard L. Bond, Leland E. Tollett, L. Wayne Britt (misnamed as “Wayne B. Britt” in the Consolidated Complaint), Joe F. Starr, Donald E. Wray, Gerald M. Johnston, Lloyd V. Hackley, Jim Kever, David A. Jones, Jo Ann R. Smith, Neely Cassady, Fred Vorsanger, Shelby D. Massey, Barbara Allen, Albert Zapanta, and Tyson Limited Partnership (referred to collectively herein as “Defendants”) and the Company, as a nominal defendant; and

WHEREAS, following the filing of motions to dismiss by Defendants, certain of the claims contained in the Consolidated Complaint were dismissed, including all putative class claims, but certain derivative claims were permitted to proceed; and

WHEREAS, Plaintiffs stipulated to the dismissal, without prejudice, of their claims against defendant Zapanta to the extent that those claims had not already been dismissed by the Court; and

WHEREAS, extensive discovery has since occurred but considerable additional discovery and other proceedings remain to be conducted, which are anticipated to be costly and potentially lengthy in nature; and

WHEREAS, Plaintiffs believe that a settlement at this juncture on the terms and on the conditions set forth herein is desirable and in the best interests of the Company and its shareholders, considering the benefits conferred upon the Company by the settlement, the

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anticipated significant expense of continued litigation (including to the Company), and the risks of continued litigation; and

WHEREAS, Defendants, while vehemently denying any wrongdoing whatsoever, and the validity of any claims or allegations of Plaintiffs to that effect, believe that a settlement at this juncture on the terms and conditions set forth herein is desirable, considering the anticipated significant expense and other burdens of continued litigation, and the risks of continued litigation; and

WHEREAS, the Company believes that a settlement at this juncture on the terms and conditions set forth herein is desirable and is in the best interests of the Company, especially considering the distraction posed by and anticipated significant expense of continued litigation to the Company.

NOW, THEREFORE, in consideration of the foregoing matters and other considerations, Plaintiffs, Defendants and the Company (collectively, “the Parties”) have entered into and agreed to this Stipulation and Agreement of Settlement and Release (“Stipulation”) this 17th day of January, 2008 (“the Settlement Date”), consisting of the following agreed terms and conditions:

I.	DEFINITIONS

The following terms, when used in this Stipulation, shall have the meaning defined below. Other terms defined elsewhere in this Stipulation have the meanings therein provided.

1.1          Action: The Action is the above-captioned consolidated action and each predecessor complaint filed by Plaintiffs or either of them in C.A. No. 1106-N, C.A. No. 1406-N and C.A. No. 1652-N.

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1.2          Audit Committee: The Audit Committee established by the Board of Directors pursuant to the Company’s Fourth Amended and Restated By-Laws (“By-Laws”), or any successor committee established by the Board of Directors which has the duties and responsibilities of the current Audit Committee.

1.3	Board of Directors: The Board of Directors of the Company.

1.4          Compensation Committee: The Compensation Committee established by the Board of Directors pursuant to the By-Laws, or any successor committee established by the Board of Directors which has the duties and responsibilities of the current Compensation Committee.

1.5          Controlling Shareholders: Solely for purposes of this Stipulation, the term Controlling Shareholders refers to Don Tyson and the Tyson Limited Partnership.

1.6	Court: The Court of Chancery of the State of Delaware.

1.7          Executive Committee: The Executive Committee established pursuant to Article III, Section 9 of the By-Laws, whose approval is currently authorized, when the amounts involved are in excess of $100 million, with respect to contracts for the purchase of assets, joint ventures and/or companies (collectively, “Acquisitions”) and certain financings, expenditures or equity transactions (including, but not limited to, incurrence of indebtedness, capital leases, capital expenditures and equity offerings by the Company, collectively “Capital Transactions”).

1.8          Executive Officer: A person shall be considered an Executive Officer if he or she is categorized and disclosed as a named executive officer in the Company’s Proxy.

1.9          Governance Committee: The Governance Committee established by the Board of Directors pursuant to the By-Laws, or any successor committee established by the Board of Directors which has the duties and responsibilities of the current Governance Committee.

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1.10       Herbets Stipulation: The Stipulation and Agreement of Compromise, Settlement and Release filed in the Court of Chancery of the State of Delaware, in C.A. No. 14231, on February 7, 1997.

1.11       Independent Director: A member of the Board of Directors who satisfies the criteria for independence currently established by the New York Stock Exchange.

1.12       Nominating Committee: The Nominating Committee to be established by the Board of Directors pursuant to this Stipulation, as described in Section 5.1 below.

1.13       Proxy: The Company’s Proxy Statement for an Annual Meeting of Shareholders issued pursuant to Section 14(a) of the Securities Exchange Act of 1934.

1.14       Public Pension Fund: An investment fund established to manage retirement trust assets for public employees.

1.15       Related Party: Solely for purposes of this Stipulation, the following shall constitute a Related Party: (i) a Controlling Shareholder; (ii) any spouse, child, grandchild, parent or sibling of a Controlling Shareholder; or (iii) an Executive Officer of the Company, for so long as an individual occupies such position.

1.16       Related Party Transaction: Solely for purposes of this Stipulation, a Related Party Transaction is either (a) a transaction between the Company and any Related Party which is required to be reported in a Proxy pursuant to Item 404(a) of Regulation S-K, 17 C.F.R. §229.404(a) (“Item 404(a)”), or (b) a transaction between the Company and any Related Party that is part of a series of transactions, which series of transactions is required to be reported in a Proxy pursuant to Item 404(a). For clarity, “Related Party Transaction” does not include any compensation agreements or arrangements pertaining to services actually or potentially provided to the Company by a Related Party as a director, officer, employee or consultant.

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1.17       Released Parties:        The following shall constitute Released Parties: (a) each of the Defendants, together with their respective estates, heirs, successors and assigns; (b) Robert L. Peterson, together with his estate, heirs, successors and assigns; (c) all other current and former employees, agents, representatives, attorneys, officers, directors, consultants, accountants, auditors, independent contractors, subsidiaries and affiliates of the Company, together with their respective heirs, successors and assigns; and (d) the Company.

1.18         Renewal:        A transaction with the Company that is subject to Item 404(a) Proxy disclosure and involves either (i) the renewal of a previous transaction for an additional term of months or years, and/or the material modification of the terms of such previous transaction, or (ii) repeat or recurrent transactions of a similar type, whether continual or episodic (e.g., periodic discrete uses of a facility partially or wholly owned by a Related Party), but which when aggregated did not previously meet the dollar amount threshold under Item 404(a) for Proxy disclosure.

1.19       Residual Item 404(a) Transaction:                Any transaction with the Company that is required to be reported in a Proxy pursuant to Item 404(a) but which is not a Related Party Transaction or the Renewal of a Related Party Transaction. For clarity, “Residual Item 404(a) Transaction” does not include any compensation agreements or arrangements pertaining to services actually or potentially provided to the Company by a director, officer, employee, or consultant.

II.	MONETARY PAYMENT

2.1        The Controlling Shareholders agree, jointly and severally, to pay the Company the amount of $4.5 million within ten (10) business days following the Effective

Date of this Stipulation.

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2.2         No other Defendant shall have any responsibility for making the payment set forth in section 2.1, or for making any other payment in connection with this Stipulation.

III.	RELATED-PARTY TRANSACTIONS

3.1          The Company agrees that, as of the Effective Date, it will not engage in any new Related Party Transactions unless prior to entry of any such transaction there has been a unanimous finding by the Governance Committee that either (a) reasonably equivalent transactions on reasonably equivalent terms are not available from third parties who are not Related Parties, or (b) special or exigent circumstances exist which would not make it practical or desirable under the circumstances to investigate the availability of third party options.

3.2          The Company agrees that any new Related Party Transaction approved pursuant to a Governance Committee finding pursuant either to section 3.1(a) or section 3.1(b) above shall be disclosed in the first Proxy issued subsequent to said approval, which Proxy shall also disclose the fact that the Governance Committee made such a finding.

3.3          Section 3.1 above does not encompass or apply to (a) Related Party Transactions already existing or in place during part or all of 2007, including but not limited to any Related Party Transaction disclosed in the Company’s Proxy for its annual meeting of shareholders on February 2, 2007, (b) Renewals of any transactions between the Company and any Related Parties already existing or in place during part or all of 2007, including but not limited to any Related Party Transaction disclosed in the Company’s Proxy for its annual meeting of shareholders on February 2, 2007, or (c) any member of the Board of Directors who is not a Related Party, or any entity that employs or is otherwise affiliated with such a Director who is not a Related Party.

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3.4          The Company agrees that, as of the Effective Date, any Related Party Transaction that constitutes a Renewal shall require review and unanimous approval by the Governance Committee.

3.5          The Company agrees that, as of the Effective Date, it will not engage in any new transactions with any Related Party or Director of a type previously permitted by the paragraph preceded by the number “3” (and entitled “Livestock/Feed Sale Transactions”) of the Herbets Stipulation, i.e., short-term, sale and repurchase “growout” arrangements whereby Tyson would sell poultry or livestock to the individual near the end of one calendar year and repurchase the poultry or livestock early in the following calendar year. The Company further represents that (a) consistent with the disclosures contained in the Company’s Proxy for its annual meeting of shareholders on February 1, 2008, as of the date of this Stipulation it is not party to any such growout contracts or growout arrangements with any Related Party, and (b) it has no current intention or plan to enter into any such growout contracts or growout arrangements with any person.

3.6          The Company agrees that, as of the Effective Date, any new Residual Item 404(a) Transaction or Residual Item 404(a) Transaction constituting a Renewal shall require review and approval by the Governance Committee. For clarity, the Governance Committee shall not be required to review existing Residual Item 404(a) Transactions or existing Related Party Transactions that are in effect and the term of which has not expired.

3.7          Within 30 days of the Effective Date, Tyson shall retain either KPMG International or Deloitte (the “Consultant”), to evaluate and make recommendations regarding (a) Tyson’s internal audit and control processes pertaining to identifying, approving and reporting transactions required to be reported in a Proxy pursuant to Item 404(a), (b) potential

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guidelines and processes for the Nominating Committee to follow in the discharge of its duties, and (c) proposed guidelines for establishing the independence of a director, provided such guidelines are not inconsistent with the New York Stock Exchange (“NYSE”) guidelines to which Tyson is subject. Nothing herein is intended to require the Board of Directors or any committee thereof to adopt any of the Consultant’s recommendations or proposals, which matters shall remain within the full discretion of the Board and its relevant committees.

IV.	STOCK OPTION GRANTS

4.1        The Company agrees that, as of the Effective Date, and subject to the exceptions set forth in section 4.2 and 4.3 below, all grants of stock options to employees pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan (or any successor plan) shall be priced at the NYSE closing price for the Company’s stock on a date that is set by the Compensation Committee at least six months in advance, which date shall be publicly disclosed in advance by the Company.

4.2         Section 4.1 shall not apply to persons newly hired by the Company. Should the Company desire to grant options other than in accordance with Section 4.1 to a person who is newly hired, any option grants to such person shall be granted and priced at the NYSE closing price for the Company’s stock on the second business day following the first earnings announcement made after the hire.

4.3         Notwithstanding anything in sections 4.1 and 4.2 above, in the event of a unanimous finding by the members of the Compensation Committee of extraordinary circumstances which would cause it not to be in the Company’s best interests to comply with the requirements of either section 4.1 or 4.2, the Compensation Committee shall retain the authority to approve stock option grants that do not adhere to the timing or other requirements of sections

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4.1 or 4.2. In the event of such a finding and related approval of stock option grants by the Compensation Committee, the Company shall disclose the fact of such a finding and related approval in the first Proxy issued subsequent to such finding and related approval.

4.4          Nothing in section 4.3 is intended to permit the Compensation Committee to issue stock option grants that do not comply with the terms of the Tyson Foods, Inc. 2000 Stock Incentive Plan (or any successor plan).

4.5          The Company agrees that, as part of the annual audit to be conducted by its outside auditors, the outside auditors will be retained to perform certain agreed upon procedures, to be agreed upon by the Company’s Audit Committee and the Company’s outside auditors, related to the Company’s compliance with the Tyson Foods, Inc. 2000 Incentive Plan (or any successor plan thereto).

V.	COMMITTEES

5.1        The Company agrees that, within thirty days of the Effective Date, its Board of Directors shall establish a Nominating Committee composed of persons that the Company in good faith believes are Independent Directors. The Nominating Committee’s duties and responsibilities shall include (a) identifying recommended candidates to serve as Independent Directors, and (b) making recommendations to the Company’s Board of Directors regarding those persons to be nominated by the Company for election as Director.

5.2           The Company agrees that, within thirty days of the Effective Date, its Board of Directors shall establish the position of Lead Independent Director, in lieu of the current position of Lead Non-Management Director, and shall appoint an Independent Director to serve in such capacity.

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5.3          In connection with any Acquisition or Capital Transaction in excess of $100 million which the Executive Committee is authorized and asked to approve, the Lead Independent Director shall be considered a member of the Executive Committee for such purposes and entitled to vote thereon.

5.4        The Company agrees that its Audit Committee and Governance Committee shall each be comprised exclusively of persons that the Company in good faith believes are Independent Directors.

VI.	OTHER CHANGES

6.1          The Company together with Don Tyson, John Tyson, Barbara Tyson, Richard L. Bond and Leland E. Tollett (i.e., those five individuals currently serving as members of the Company’s Board of Directors whom the Company does not currently classify as Independent Directors, collectively the “Inside Directors”) agree that no later than thirty days after the Effective Date one of the current Inside Directors will no longer continue to serve as a Director, thereby reducing the number of Inside Directors at that time to a total of four. For clarity, nothing in this section 6.1 shall require the Company or the Inside Directors to wait until the Effective Date for there to be a reduction in the number of Inside Directors currently continuing to serve as Director.

6.2          No later than six months after the Effective Date, the Board of Directors shall take all reasonable steps necessary to appoint a new Independent Director, who shall have been approved and recommended by the Nominating Committee, and who shall be intended to stand for election in the next annual shareholder election of directors. The Nominating Committee shall engage a search firm, to be selected in its discretion, to assist it in identifying potentially qualified candidates, with relevant industry expertise, to serve as this new

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Independent Director, but the Nominating Committee shall retain full discretion with respect to selecting and recommending a new Independent Director candidate.

6.3          The Company agrees that no later than thirty days after the Company holds its annual meeting of shareholders following the completion of its 2008 fiscal year, and at similar time periods in each of the succeeding two years, its Chief Executive Officer and Lead Independent Director shall make themselves available for a meeting to be held with certain of the Company’s Qualifying Shareholders, to be determined as described below, in order to hear their respective views regarding the Company and receive any suggestions or recommendations (a “Qualifying Shareholder Meeting”). The Qualifying Shareholder Meeting shall be held at a location designated by the Company. The contents of any Qualifying Shareholder Meeting shall be treated as confidential by all participants and not publicly disclosed, except as may be required by law.

(a)          A “Qualifying Shareholder” is one which, apart from the Controlling Shareholders, (i) was one of the twenty largest beneficial owners of Company shares, as measured by numbers of shares, as of the last business day of the Company’s most recently completed fiscal year, and (ii) was also one of the twenty largest beneficial owners of Company shares, as measured by numbers of shares, as of the last business day of the Company’s prior fiscal year. The Company shall determine the largest beneficial owners as of each date based on information published by Bloomberg LP.

(b)          No later than forty-five days before the date on which a Qualifying Shareholder Meeting is to be held, the Company shall contact each of the five largest Qualifying Shareholders, as measured by the number of Company shares beneficially owned by each as of the last business day of the Company’s most recently completed fiscal year, and invite each of

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them (the “Initial Invitation”) to attend the Qualifying Shareholder Meeting; provided, however, that notwithstanding the foregoing, if none of the five largest Qualifying Shareholders is a Public Pension Fund, the Company shall invite only the four largest Qualifying Shareholders and shall issue a fifth invitation to the Public Pension Fund that beneficially owned the largest number of Company shares as of the last business day of the Company’s most recently completed fiscal year, provided said Public Pension Fund is a Qualifying Shareholder.

(c)          Each Qualifying Shareholder invited by an Initial Invitation to attend a Qualifying Shareholder Meeting shall have ten business days in which to respond in writing by accepting or declining the invitation. A failure affirmatively to accept an Initial Invitation by the conclusion of that period shall be treated as declining the invitation. In the event one or more initially invited Qualifying Shareholders declines the invitation, the Company shall issue one additional round of invitations (“Additional Invitations”), equal to the number of rejections, to the next largest Qualifying Shareholder(s), as measured by the number of Company shares beneficially owned by each as of the last business day of the Company’s most recently completed fiscal year; provided, however, that in the event only a single Public Pension Fund is among the initially invited Qualifying Shareholders, and the Public Pension Fund declines the invitation, the Company shall issue an Additional Invitation to the next largest Public Pension Fund, if any, constituting a Qualifying Shareholder. Qualifying Shareholders receiving an Additional Invitation shall have ten business days in which to respond in writing by accepting or declining the invitation. A failure affirmatively to accept an invitation by the conclusion of that period shall be treated as declining the invitation. The Qualifying Shareholders entitled to attend the Qualifying Shareholder Meeting shall be those which timely accept either an Initial Invitation

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or an Additional Invitation.

VII.	RELEASES

7.1          Upon the Effective Date, Plaintiffs, on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall be deemed to have, and by operation of the Final Order and Judgment (as described in Section 9.1(b) below) shall have, each fully, finally and forever released, relinquished and discharged, and shall forever be enjoined from prosecution of, each of the Released Parties from any and all claims, demands, obligations, liabilities, suits, actions and causes of action, whether asserted or unasserted, whether known or unknown, whether legal, equitable, statutory or of any other type or form, whether brought in a derivative, class, individual or other capacity by or on behalf of any of Plaintiffs, the Company or its shareholders, that in any way arise out of or relate to or are in connection with any facts, circumstances or events that were or could have been alleged in the Action, including but not limited to the following: (1) any employment or consulting agreements between the Company and Don Tyson, John Tyson, Robert L. Peterson or Richard L. Bond that were challenged in the Action, or which were otherwise publicly disclosed at any time from 1998 to the Settlement Date, including the review or approval of any such agreements or receipt of any benefits thereunder; (2) the grant or receipt of any compensation paid to Don Tyson, John Tyson, Robert L. Peterson or Richard L. Bond that was challenged in the Action, or which was otherwise publicly disclosed at any time from 1998 to the Settlement Date, including any perquisites or “other annual compensation,” and including the adequacy of disclosures in Proxies or otherwise regarding any such compensation; (3) the grant or receipt of stock options for the Company’s stock that was challenged in the Action, or which was otherwise publicly disclosed at any time from 1998 until the Settlement Date, including the adequacy of Proxy or other

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disclosures regarding such grants and including compliance of such grants with the Company’s Stock Incentive Plan or allegedly governing documents or restrictions; (4) any transactions with any allegedly related parties from 1998 through the Settlement Date, including but not limited to all related party transactions identified in any of the Company’s Proxies or alleged in the Action, and including but not limited to the adequacy of disclosures in Proxies or otherwise regarding any such transactions, the receipt of consideration or other benefits from any such transactions, the adequacy of review or fairness of any such transactions; (5) the investigation by the Securities and Exchange Commission (“S.E.C.”) of the Company and Don Tyson in connection with Proxy disclosures of executive compensation, the resulting consent decree and fines paid by the Company or Don Tyson to the S.E.C., and all Proxy and other disclosures related to these matters; (6) the Herbets Stipulation, including any alleged failure to comply, in whole or in part, with any of the terms of the Herbets Stipulation; or (7) the defense of the Action (including the incurrence or payment of fees, costs and expenses related thereto) by Defendants or the Company.

7.2          Upon the Effective Date, the Company, on behalf of itself and its shareholders and its successors and assigns, shall be deemed to have, and by operation of the Final Order and Judgment shall have, each fully, finally and forever released, relinquished and discharged, and shall forever be enjoined from prosecution of, each of the other Released Parties from any and all claims, demands, obligations, liabilities, suits, actions and causes of action, whether asserted or unasserted, whether known or unknown, whether legal, equitable, statutory or of any other type or form, whether brought in a derivative, class, individual or other capacity by or on behalf of the Company or its shareholders, that in any way arise out of or relate to or are in connection with any facts, circumstances or events that were or could have been alleged in the

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Action, including but not limited to the following: (1) any employment or consulting agreements between the Company and Don Tyson, John Tyson, Robert L. Peterson or Richard L. Bond, that were challenged in the Action, or which were otherwise publicly disclosed at any time from 1998 to the Settlement Date, including the review or approval of any such agreements or receipt of any benefits thereunder; (2) the grant or receipt of any compensation paid to Don Tyson, John Tyson, Robert L. Peterson or Richard L. Bond that was challenged in the Action, or which was otherwise publicly disclosed at any time from 1998 to the Settlement Date, including any perquisites or “other annual compensation,” and including the adequacy of disclosures in Proxies or otherwise regarding any such compensation; (3) the grant or receipt of stock options for the Company’s stock that was challenged in the Action, or which was otherwise publicly disclosed at any time from 1998 until the Settlement Date, including the adequacy of Proxy or other disclosures regarding such grants and including compliance of such grants with Tyson’s Stock Incentive Plan or allegedly governing documents or restrictions; (4) any transactions with any allegedly related parties from 1998 through the Settlement Date, including but not limited to all related party transactions identified in any of the Company’s Proxies or alleged in the Action, and including but not limited to the adequacy of disclosures in Proxies or otherwise regarding any such transactions, the receipt of consideration or other benefits from any such transactions, the adequacy of review or fairness of any such transactions; (5) the investigation by the S.E.C. of the Company and Don Tyson in connection with Proxy disclosures of executive compensation, the resulting consent decree and fines paid by the Company or Don Tyson to the S.E.C., and all Proxy and other disclosures related to these matters; (6) the Herbets Stipulation, including any alleged failure to comply, in whole or in part, with any of the terms of the Herbets Stipulation; or

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(7) the defense of the Action (including the incurrence or payment of fees, costs and expenses related thereto) by Defendants or the Company.

7.3          Upon the Effective Date, the Company, on behalf of itself and its shareholders and its successors and assigns, and each of the Defendants shall be deemed to have, and by operation of the Final Order and Judgment shall have, each fully, finally and forever released, relinquished and discharged, and shall forever be enjoined from prosecution of, each of the Plaintiffs and Plaintiffs’ Co-Lead Counsel from any and all claims, demands, obligations, liabilities, suits, actions and causes of action, whether asserted or unasserted, whether known or unknown, whether legal, equitable, statutory or of any other type or form, whether brought in a derivative, class, individual or other capacity by or on behalf of any of Defendants, the Company or its shareholders, that in any way arise out of or relate to or are in connection with the filing or prosecution of the Action by Plaintiffs or Plaintiffs’ Co-Lead Counsel.

VIII.	THE HERBETS STIPULATION

8.1          This Stipulation is intended to and shall supersede the Herbets Stipulation, the interpretation of which was one of the sources of disagreement among the Parties in the Action, subject to Court approval and order in accordance with Section 9.1(c) below.

8.2.        The Parties shall take all steps reasonably necessary to obtain Court approval for vacating the Herbets Stipulation in light of the current Stipulation.

IX.	CONDITIONS AND EFFECTIVE DATE

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9.1          The Effective Date of this Stipulation shall be deemed to occur when each and every one of the following conditions shall have occurred:

(a)         The Court has approved in all material respects the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, and Settlement Hearing (“Notice”) attached as Exhibit A to this Stipulation; the Summary Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, and Settlement Hearing (“Summary Notice”) attached as Exhibit B to this Stipulation; the manner of mailing of the Notice by the Company to its shareholders of record and the manner of publication by the Company of the Summary Notice.

(b)        The Court has granted final approval to the Stipulation and entered a Final Order and Judgment, in all material respects identical to that attached as Exhibit C hereto, which, among other things, dismisses with prejudice all claims against all Defendants.

(c)         The Herbets Stipulation has been vacated by the Court and superseded by this Stipulation.

(d)        The times to appeal from the Final Order and Judgment, and from any order vacating the Herbets Stipulation, have elapsed with no appeal being filed, or, alternatively, if any appeal(s) are taken the underlying orders are affirmed in their entirety in all material respects and are no longer subject to any further appeals or requests for rehearing.

9.2          The Parties agree, and agree to cause their respective counsel, to (i) use their best efforts to effectuate the terms and conditions of the Stipulation in an expeditious a manner as possible; (ii) cooperate in preparing any and all necessary papers to pursue and effectuate the terms and conditions of the Stipulation; and (iii) cooperate with one another in

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seeking the necessary approvals and orders to effectuate the conditions described in Sections 9.1(a) – (d) above.

9.3          Should any of the foregoing conditions fail to occur, including if the Court should decline to grant a requested approval, or if any of the conditions set forth in sections 9.1(a) through (c) above have failed to occur by August 1, 2008, this Stipulation shall terminate, and, with the exception of this section IX and sections 11.1 and 12.1, be null and void and of no force and effect for all purposes, and all negotiations, transactions, and proceedings connected with the Stipulation shall be without prejudice to the rights of any party in this Action, who shall be restored to their respective positions immediately prior to the execution of the Stipulation.

X.	TERM

10.1       With respect to sections III through V of this Stipulation, the term of the obligations thereunder shall expire seven years from the Effective Date, at which time this Stipulation shall expire and its obligations be deemed terminated in their entirety, with the exception of those set forth in section VII above, in the last sentence of the first paragraph of section 6.3, and in section 12.1 below.

10.2       In the event the Company ceases to be a publicly held corporation, or the Controlling Shareholders, taken together with the children, spouses, grandchildren, siblings and parents of any Controlling Shareholder, cease to hold, directly or beneficially, shares of the Company equal to fifty percent of more of the voting rights outstanding, then performance of any future, remaining obligations under this Stipulation shall be deemed excused and those obligations terminated in their entirety, with the exception of those obligations set forth in section VII above and section 12.1 below.

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XI.	ATTORNEYS’ FEES AND EXPENSES

11.1       The Company shall pay and bear all expenses of the printing and mailing to shareholders of the Notice, and of the publication of the Summary Notice.

11.2       In light of benefits claimed to have been produced for the Company by Plaintiffs’ attorneys in connection with this Stipulation and the litigation leading up to it, Plaintiffs and Plaintiffs’ Co-Lead Counsel intend to seek an aggregate award from the Court, to be paid solely by the Company, of $3 million as compensation for attorneys’ fees and expenses, subject to Court approval. Plaintiffs and Plaintiffs’ Co-Lead Counsel agree not to request that any greater aggregate amount be awarded Plaintiffs’ attorneys by the Court, agree not to seek payment of attorneys’ fees and expenses from any person or entity other than the Company, and agree that no other or greater payments or awards shall be requested from the Court. The Parties agree that any Court order requiring payments or providing awards of fees and expenses that is not consistent with the agreed limitations provided within the first two sentences of this section 11.2 shall be deemed an unagreed material alteration of the terms of this Stipulation and a failure to grant the approvals required by section 9.1(b) hereof. The Company intends to contest the amount of the $3 million requested award, but agrees that it will not contest that an aggregate award of attorneys’ fees and expenses should be no less than $1 million. For clarity, any failure by the Court to approve the amount of a request by Plaintiffs and Plaintiffs’ Co-Lead Counsel for payment of attorneys’ fees and expenses by the Company up to an aggregate of $3 million shall not constitute an event giving rise to or permitting termination of this Stipulation, pursuant to section 9.3 or otherwise, and shall not be deemed to constitute a material condition of this Stipulation, pursuant to section 9.1 or otherwise.

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XII.	MISCELLANEOUS

12.1       Defendants have vigorously denied, and continue to deny, any and all claims or allegations or wrongdoing or liability alleged or asserted in the Action. Nothing in this Stipulation, or any negotiations, order or agreement related thereto, shall be construed, claimed or deemed to be, or treated as, an admission of any liability, fault or wrongdoing whatsoever by any Defendant or the Company or any other Released Parties. Neither this Stipulation, nor any negotiations, order or agreement related thereto, shall be received in evidence in any civil, criminal, administrative or other proceeding, or utilized in any manner whatsoever as, a presumption, a concession, or an admission of any liability, fault or wrongdoing whatsoever by any Defendant or the Company or any other Released Parties; provided, however, that this Stipulation may be introduced for the limited purpose of demonstrating its terms in any proceeding brought to enforce its terms.

12.2       This Stipulation is the entire agreement between the Parties and supersedes any prior agreements, written or oral.

12.3       This Stipulation requires authorized signatures on behalf of all Parties, in each of the signature lines set forth below, but may be executed in counterparts.      All counsel who execute this Stipulation on behalf of their clients represent and warrant that they have authority to do so on behalf of their respective clients. The Stipulation is conditioned upon the Board of Directors ratifying the execution of the Stipulation on the Company’s behalf within ten (10) business days after the Settlement Date.

12.4       Pending Court approval of the Stipulation, the Parties to the Action agree to stay any discovery in the Action, and to stay any and all proceedings other than those incident

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to the Stipulation itself. The Parties shall agree to extensions of time with respect to pleadings and other Court deadlines and filings as are appropriate in the context of this Stipulation.

12.5       No third parties are intended beneficiaries of this Stipulation and the promises contained therein, with the exception of those non-Parties who are among the Released Parties to whom the Releases contained in section VII extend.

12.6       This Stipulation may be amended only by a written instrument executed by all Parties or by attorneys authorized to act on their behalf.

12.7	This Stipulation shall be governed by the law of Delaware.

12.8       In the event that the Court or any other court is called upon to interpret this Stipulation, no one party or group of parties shall be deemed to have drafted the Stipulation.

12.9       The section headings used throughout this Stipulation are for convenience only and shall not affect the construction or interpretation of the Stipulation.

12.10     Other than as required by law, none of the Parties, nor any of the Parties’ respective attorneys or representatives, shall issue any press release or make any other public statement describing this Stipulation which disparages any Party or accuses any Party of any wrongdoing.

12.11     The Court shall retain jurisdiction over the implementation and enforcement of this Stipulation.

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GRANT EISENHOFER P.A..

/s/ Stuart M. Grant_____________

Stuart M. Grant (#2526)

Megan D. McIntyre (#3307)

Michael J. Barry (#4368)

Chase Manhattan Centre

1201 North Market Street

Wilmington, Delaware 19801

(302) 622-7000

Co-Lead Counsel for Plaintiffs

PROCTOR HEYMAN LLP /s/ Kurt M. Heyman_______________ Kurt M. Heyman (#3054) 1116 West Street Wilmington, Delaware 19801 (302) 472-7300 Attorneys for Nominal Defendant Tyson Foods, Inc.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ S. Mark Hurd_____________________

A. Gilchrist Sparks, III (#467)

S. Mark Hurd (#3297)

Samuel T. Hirzel (#4415)

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899

(302) 658-9200

Attorneys for Defendants Don Tyson, John Tyson, Barbara Tyson, Richard L. Bond, Leland E. Tollett, Joe F. Starr, Donald E. Wray, L. Wayne Britt, Gerald M. Johnston, and Tyson Limited Partnership

RICHARDS, LAYTON & FINGER, P.A.

/s/ Brock Czeschin___________________

Jesse A. Finkelstein (#1090)

Brock E. Czeschin (#3938)

Ethan A. Shaner (#4650)

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Defendants Lloyd V. Hackley, Jim Kever, David A. Jones, Jo Ann R. Smith, Neely E. Cassady, Fred Vorsanger, Shelby D. Massey, Barbara Allen and Albert C. Zapanta

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